                                                                   EXHIBIT 10.16

                             KEY EMPLOYEE AGREEMENT


To:    Kathryn Bednarski
       276 Forrest Lane
       Boulder, Colorado, 80302

     The undersigned, Ryka Inc., a Delaware corporation (the "Company"), with its principal place of business located at 555 S. Henderson Road, King of Prussia, Pennsylvania 19406, hereby agrees with you as follows:

1.   Position and Responsibilities.
     -----------------------------

     1.1 You shall serve as President of the Company, (or in such other executive capacity as shall be designated by the Board of Directors or Executive Committee of the Company and reasonably acceptable to you) and shall perform the duties customarily associated with such capacity from time to time. In particular, you will have primary responsibility over worldwide product design, development, marketing, promotions and advertising. You shall report to the Chief Executive Officer. It is anticipated that the Company will change its name to Global Sports, Inc. ("Global") and will create a wholly owned subsidiary called Ryka Inc. ("Subsidiary"). At such time, your contract will be assumed by the Subsidiary, you will become president thereof and cease to be President of the Company. All of your duties set forth herein will apply to such Subsidiary and not the Company and all obligations of the Company herein shall be performed by the Subsidiary, except that any provisions relating to stock options shall refer to Global. In addition, it is expected that the Subsidiary will open a branch office in the Portland, Oregon area in July, 1997. You will be in charge of that office. It is presently expected that you will hire up to five people in that office in design, marketing and possibly product development.

     1.2 You will devote your full time and your best efforts to the performance of your duties hereunder and the business and affairs of the Company. You agree to perform such executive duties as may be assigned to you by or on authority of the Company's Board of Directors or Executive Committee from time to time.

     1.3 You will duly, punctually, and faithfully perform and observe any and all rules and regulations which the Company may or shall hereafter reasonably establish governing your conduct as an employee and the conduct of its business.

 2.  Term of Employment.
     ------------------

     2.1 The initial term of this Agreement shall be for the period of years set forth on Exhibit A annexed hereto commencing with the date hereof. Thereafter, this Agreement shall be automatically renewed for successive periods of one (1) year, unless you or the Company shall give the other party not less than four (4) months prior written notice of non-renewal. Your employment with the Company may be terminated as provided in Sections 2.2 or 2.3.

     2.2 The Company shall have the right to terminate your employment at any time under this Agreement prior to the stated term in any of the following ways:

     (a) on thirty (30) days prior written notice to you upon your disability (disability shall be defined as your inability to perform duties under this Agreement for an aggregate of ninety (90) days out of any one hundred eighty (180) day period due to mental or physical disability);

     (b) immediately without prior notice to you by the Company for "Cause", as hereinafter defined;

     (c) immediately without prior notice to you or in the event of the liquidation or reorganization of the Company under the federal Bankruptcy Code or any state insolvency or bankruptcy law;

     (d)  at any time without Cause;

     (e)  immediately upon your death.

     2.3 "Cause" for the purpose of Section 2 of this Agreement shall mean: (i) the falseness or material inaccuracy of any of your warranties or representations herein; (ii) your willful failure or refusal to comply with explicit directives of the Board of Directors or Executive Committee or to render the services required herein; (iii) fraud or embezzlement involving assets of the Company, its customers, suppliers or affiliates or other misappropriation of the Company's assets or funds; (iv) your conviction of a criminal felony offense; (v) the willful breach or habitual neglect of your obligations under this Agreement or your duties as an employee of the Company;
(vi) habitual use of drugs. The existence of Cause for termination of your employment by the Company shall be subject, upon the written election by you or the Company, to binding arbitration as provided in Section 9 hereof. The cost of arbitration, exclusive of the cost of each party's legal representation (which, except as hereinafter otherwise provided, shall be borne by the party incurring the expense), shall be borne by the instigating party; provided, however, that the arbitrators' award may require either party to reimburse the other for the reasonable cost of legal representation in the arbitration proceedings.

     Further, any dispute, controversy, or claim arising out of, in connection with, or in relation to this definition of "Cause" shall be settled by arbitration as provided in Section 9 hereof. Any award or determination shall be final, binding, and conclusive upon the parties, and a judgment rendered may be entered in any court having jurisdiction thereof.

     2.4 In the event of the termination of your employment, you shall be entitled to the following:

          (a) If your employment is terminated because of your death or disability, (i) all obligations of the Company hereunder shall cease, except with respect to amounts and obligations accrued to you through the thirtieth day after which your death or disability has occurred, and (ii) you shall retain your vested options and any stock options that you would otherwise be entitled to receive within one year of the effective date of your termination and forfeit any unvested options due to vest later than one year from the date of your termination. You may exercise your vested options and those additional options due to vest within one year for a period of one year from the date of the termination of your employment; and

          (b) If your employment is terminated for "Cause" you shall not be entitled to any further compensation or benefits, effective as of the date of termination. In addition, you shall retain your vested options and forfeit any unvested options. You may exercise your vested options for a period of one year from the date of the termination of your employment; and

          (c) If your employment is terminated without "Cause",the Company shall be obligated to pay to you, as severance pay, an amount equal to six months of your then current annual Base Salary, such sum to be payable monthly over a six month period from the date of termination. In addition, the Company will continue to make pay your medical insurance premiums for that six month period. (the "Severance Payments").

3.   Compensation.
     ------------

     You shall receive the compensation and benefits set forth on Exhibit A attached hereto ("Compensation") for all services to be rendered by you hereunder and for your transfer of property rights, if any, pursuant to an agreement relating to proprietary information and inventions of even date herewith attached hereto as Exhibit C between you and the Company (the "Proprietary Information and Inventions Agreement").

4.   Other Activities During Employment.
     ----------------------------------

     4.1 Except for any outside directorships currently held by you as listed on Exhibit B attached hereto, and except with the prior written consent of a disinterested majority of the Company's Board of Directors, which consent will not be unreasonably withheld, you will not, during the term of this Agreement, undertake or engage in any other employment, occupation or business enterprise other than one in which you are an inactive investor.

     4.2 You hereby agree that, except as disclosed on Exhibit B attached hereto, during your employment hereunder, you will not, directly or indirectly, engage (i) individually, (ii) as an officer, (iii) as a director, (iv) as an employee, (v) as a consultant, (vi) as an advisor, (vii) as an agent (whether a salesperson or otherwise), (viii) as a broker, or (ix) as a partner, co-venturer, stockholder, or other proprietor owning directly or indirectly more than five percent (5%) interest in any firm, corporation, partnership, trust, association, or other organization which is engaged in the planning, research, development, production, manufacture, marketing, sales, or distribution of women's athletic footwear and clothing and related products and services or any other line of business engaged in or under demonstrable development by the Company (such firm, corporation, partnership, trust, association, or other organization being hereinafter referred to as a "Prohibited Enterprise").
Except as may be shown on Exhibit B attached hereto, you hereby represent that you are not engaged in any of the foregoing capacities (i) through (ix) in any Prohibited Enterprise.

5.   Former Employers.
     ----------------

     5.1 You represent and warrant that your employment by the Company will not conflict with and will not be constrained by any prior or current employment, consulting agreement or relationship whether oral or written. You represent and warrant that you do not possess confidential information arising out of any such employment, consulting agreement or relationship which, in your best judgment, would be utilized in connection with your employment by the Company in the absence of Section 5.2.

     5.2 If, in spite of the second sentence of Section 5.1, you should find that confidential information belonging to any other person or entity might be usable in connection with the Company's business, you will not intentionally disclose to the Company or use on behalf of the Company any confidential information belonging to any of your former employers; but during your employment by the Company you will use in the performance of your duties all information which is generally known and used by persons with training and experience comparable to your own all information which is common knowledge in the industry or otherwise legally in the public domain.

6.   Proprietary Information and Inventions.
     --------------------------------------

     You agree to execute, deliver and be bound by the provisions of the Proprietary Information and Inventions Agreement attached hereto as Exhibit C.

7.   Post-Employment Activities.
     --------------------------

     7.1 Except as hereinafter provide, for a period of one (1) year after the termination or expiration, for any reason, of your employment with the Company hereunder, absent the Board of Directors' prior written approval, you will not directly or indirectly engage in activities similar to those described in
Section 4.2, nor render services similar or reasonably related to those which you shall have rendered hereunder to, any person or entity whether now existing or hereafter established which directly or indirectly competes with (or proposes or plans to compete with) the Company ("Direct Competitor") in the sale of women's athletic footwear, apparel and related products and services. Nor shall you entice, induce or encourage any of the Company's other employees to engage in any activity which, were it done by you, would violate any provision of the Proprietary Information and nor shall you entice, induce or encourage any of the Company's other employees to engage in any activity which, were it done by you, would violate any provision of the Proprietary Information and Inventions Agreement or this Section 7. As used in this Agreement, the term "any line of business engaged in or under demonstrable development by the Company" shall be applied as at the date of termination of your employment, or, if later, as at the date of termination of any post-employment consultation.

     7.2 No provision of this Agreement shall be construed to preclude you from performing the same services which the Company hereby retains you to perform for any person or entity which is not a Direct Competitor of the Company upon the expiration or termination of your employment (or any post-employment consultation) so long as you do not thereby violate any term of this Agreement or the Proprietary Information and Inventions Agreement.

     7.3 Notwithstanding anything contained herein to the contrary, in the event that you voluntarily resign from the Company and are not terminated for Cause, we will advise you within sixty days of the effective date of your termination whether we will enforce the prohibition set forth above in Section
7.1 against your being involved with a Direct Competitor. if we elect to enforce such prohibitions, we will pay you your salary for a period of six (6) months from the date of our notification to you.

          Further, you receive an offer from a Direct Competitor which you desire to accept, you may advise the Company of the position, including all reasonable details and the Company shall decide within fourteen days of receipt of your notice whether they intend to enforce the prohibition.

8.   Remedies.
     --------

     Your obligations under the Proprietary Information and Inventions Agreement and the provisions of Sections 4.2, 7, 8, 9 and 11 of this Agreement (as modified by Section 14, if applicable) shall survive the expiration or termination of your employment (whether through your resignation or otherwise) with the Company. You acknowledge that a remedy at law for any reach or threatened breach by you of the provisions of the Proprietary Information and Inventions Agreement or Section 4 or 7 hereof would be inadequate and you therefore agree that the Company shall be entitled to such injunctive relief in case of any such breach or threatened breach.

9.   Arbitration.
     -----------

     Any dispute concerning this Agreement including, but not limited to, its existence, validity, interpretation, performance or non-performance, arising before or after termination or expiration of this Agreement, shall be settled by a single arbitrator in Philadelphia, Pennsylvania, in accordance with the expedited procedures of the commercial rules then in effect of the American Arbitration Association. Judgment upon any award may be entered in the highest court, state or federal, having jurisdiction. The cost of such arbitration shall be borne equally between the parties thereto unless otherwise determined by such arbitration panel.

10.  Assignment.
     ----------

     This Agreement and the rights and obligations of the parties hereto shall bind and inure to the benefit of any successor or successors of the Company by reorganization, merger or consolidation and any assignee of all or substantially all of its business and properties, but, except as to any such successor or assignee of the Company, neither this Agreement nor any rights or benefits hereunder may be assigned by the Company or by you, except by operation of law or by a further written agreement by the parties hereto.

11.  Interpretation.
     --------------

     IT IS THE INTENT OF THE PARTIES THAT in case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. MOREOVER, IT IS THE INTENT OF THE PARTIES THAT if any one or more of the provisions contained in this Agreement is or becomes or is deemed invalid, illegal or unenforceable or in case any shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, such provision shall be construed by amending, limiting and/or reducing it to conform to applicable laws so as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the parties, it shall be stricken and the remainder of this Agreement shall remain in full force and effect.

12.  Notices.
     -------

     Any notice which the Company is required to or may desire to give you shall be given by registered or certified mail, return receipt requested, addressed to you at your address of record with the Company, or at such other place as you may from time to time designate in writing. Any notice which you are required or may desire to give to the Company hereunder shall be given by registered or certified mail, return receipt requested, or by recognized overnight courier, addressed to the Company at its principal office, or at such other office as the Company may from time to time designate in writing with a copy to David S. Mandel, Esquire, Astor Weiss Kaplan & Rosenblum, The Bellevue, Sixth Floor, 200 South Broad Street, Philadelphia, Pennsylvania 19102.

13.  Waivers.
     -------

     No waiver of any right under this Agreement shall be deemed effective unless contained in a writing signed by the party charged with such waiver, and no waiver of any right arising from any reach or failure to perform shall be deemed to be a waiver of any future such right or of any other right arising under this Agreement.

14.  Complete Agreement; Amendments.
     ------------------------------

     The foregoing, including Exhibits A, B and C attached hereto, is the entire agreement of the parties with respect to the subject matter hereof, superseding any previous oral or written communications, representations, understandings, or agreements with the Company or any officer or representative thereof. This Agreement may be amended or modified or certain provisions waived only by a written instrument signed by the parties hereto, upon authorization of the Company's Board of Directors.

15.  Headings.
     --------

     The headings of the Sections contained in this Agreement are inserted for convenience and reference only and in no way define, limit, extend or describe the scope of this Agreement, the intent of any provisions hereof, and shall not be deemed to constitute a part hereof nor to affect the meaning of this Agreement in any way.

16.  Counterparts.
     ------------

     This Agreement may be signed in two counterparts, each of which shall be deemed an original and both of which shall together constitute one agreement.

17.  Governing Law.
     -------------

     This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania. If you are in agreement with the foregoing, please sign your name below and also at the bottom of the Proprietary Information and Inventions Agreement, whereupon both Agreements shall become binding in accordance with their terms. Please then return this Agreement to the Company. (You may retain for your records the accompanying counterpart of this Agreement enclosed herewith).

18. Definition of "Company".
    -----------------------

     Whenever, the word "Company" is used in this Agreement, it shall be deemed to include the Company, its affiliates and subsidiaries.

                                             Very truly yours,
                                             RYKA INC.


                                             By: /s/ Michael Rubin
                                                ________________________________


Accepted and Agreed:

/s/ Kathryn Bednarski
_______________________
Kathryn Bednarski

 4/11/97      - DATE
------------

                                                                     EXHIBIT "A"
                                                                     -----------

                  EMPLOYMENT TERM, COMPENSATION AND BENEFITS
                                      OF

                               KATHRYN BEDNARSKI
                             PRESIDENT - RYKA INC.

1.   Term.
     -----

     The term of this Agreement to which this Exhibit "A" is annexed and incorporated shall be for five (5) years, commencing April 1, 1997, unless renewed in accordance with Section 2.1 of the agreement or terminated prior thereto in accordance with Section 2.2 or 2.3 of the Agreement.

2.   Compensation.
     -------------

     a.   Base Salary. Your initial annual Base Salary shall be one hundred and
          ------------
     fifty thousand ($150,000.00) dollars. After the first year of your employment agreement, the Board of Directors, in its sole and absolute discretion, may increase your annual Base Salary.

     b.   Management Incentive Compensation Program ("MIP").
          --------------------------------------------------
     The Company has established an MIP in which you shall be entitled to receive five per cent of the total funds available for distribution to the participants ("MIP Bonus Pool"). The MIP contains certain minimum company guidelines and we will agree upon certain personal guidelines which must be satisfied in order for the MIP to become effective.

     c.   Bonus based upon gross sales of the Company.
          --------------------------------------------
     You shall be entitled to receive a bonus equal to one half of one per cent of the Company's gross annual sales in excess of $25,000,000.00 provided that the gross profit on such sales exceeds 30%. Such determination of gross profit shall be made by the Company's regularly retained certified public accountant whose decision shall be final and binding upon both parties. Any bonus due hereunder shall be paid within 120 days of the end of the Company's fiscal year at issue. It is the intent of the parties that this bonus be based only upon the sale of the Ryka division at such time as it becomes a subsidiary of the Company and it is not intended to include the sales of the parent Company at that time. amended 9/5/97 - see attached

     d. All Base Salary shall be payable in accordance with the Company's payroll policies.

3.   Vacation.
     ---------

     You shall be paid for and be entitled to all legal and religious holidays, and three (3) weeks paid vacation per annum commencing in the first year of this Agreement. All vacation time shall be earned on a quarterly basis. You shall arrange for vacations in advance at such time or times as shall be mutually agreeable to you and the Company. You shall be entitled to carry forward into the subsequent year up to one (1) week of unused vacation time. You may not receive pay in lieu of vacation except in the event of termination without Cause.


4.   Insurance and Benefits.
     -----------------------

     You shall be eligible for participation in any health, other group insurance plans or other benefits which may be established by the Company for its senior executives as a group or which the Company is required to maintain by law. You shall also be entitled to participate in any group employee benefit program which the Company may establish for its senior executives or for its employees generally, including, but in no way limited to, bonuses and stock purchase or option plans. The Company shall provide comprehensive health insurance for you and your dependents as provided to other similar executive employees of the Company.


5.   Expenses
     --------

     The Company shall reimburse you promptly for all reasonable and ordinary business and out-of-pocket expenses incurred by you in connection with the Company's business and in the scope of your employment hereunder, as approved by the Company, including, without limitation, reasonable and necessary travel, lodging, entertainment and meals incurred by you during the term of this Agreement, provided the expenses are incurred in furtherance of the Company's business and at the request of the Company. You agree to keep and maintain records of the aforesaid expenses as may be requested by the Company and to account to the Company for the expenses prior to reimbursement.

6.   Stock Options
     -------------

     6.1 The Company has announced its intention to merge with KPR Sports International, Inc., a Pennsylvania corporation ("KPR"), pending certain required approvals. As part of the merger, the Company will reverse split its outstanding common stock, twenty for one. You will be granted five year options to purchase thirty thousand (30,000) post merger shares of Ryka common stock at an exercise price equal to the lesser of the fair market value of the underlying common stock on the Effective Date or $8.00, of which 6,000 shares shall vest on each of the first, second third fourth, and fifth anniversary dates of this Agreement.

     6.2 In the event that the merger with Ryka is definitively abandoned by the Company, you shall receive stock options to purchase 600,000 shares of Ryka common stock based upon pre merger pricing. The options would vest in the same manner as set forth in Section 6.1 above and the exercise price would be the lesser of $0.40 per share or the fair market value of the underlying common stock on the Effective Date.


     6.3 Should your employment be terminated with or without cause, you shall retain your vested options and forfeit any unvested options. You may exercise your vested options for a period of one year from the date of termination of your employment.

     6.4 In addition to the stock options referenced in Section 6.1 above, the Board of Directors may grant you, in its sole discretion, additional stock options, based upon your performance and the performance of the Company.

7.   Portland, Oregon Office -Relocation and Interim Housing
     --------------------------------------------------------


     The Company will open a small office in Portland, Oregon metropolitan area in July, 1997. You will be in charge of that office. The Company will reimburse your vendors for the actual cost of moving from Colorado to the Portland, Oregon area, up to a maximum of $10,000.00. Until that time, you will provide your services at the Company's main office in King of Prussia, Pennsylvania. The Company will provide you with reasonable interim housing (i.e. a studio apartment) as well as travel expenses during this period.

8.   Automobile Allowance
     --------------------

     Commencing January 1, 1998, you shall receive an automobile allowance of $400,00 per month. (amended 9/5/97 - see attached)

                                   EXHIBIT B
                                   ---------



                     OUTSIDE EMPLOYMENTS AND DIRECTORSHIPS


                                       OF

                               KATHRYN BEDNARSKI


                                     NONE

                                                                       EXHIBIT C
                                                                       ---------


________________________________________________________________________________


               PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

________________________________________________________________________________


To:  Ryka Inc.
     555 South Henderson Road
     King of Prussia, PA  19406


     The undersigned, in consideration of and as a condition of my employment or continued employment by you and/or by companies which you own, control, or are affiliated with or their successors in business (collectively, the "Company"), hereby agrees as follows:

1.   Confidentiality.
     ---------------

     I agree to keep confidential, except as the Company may otherwise consent in writing, and, except for the Company's benefit, not to disclose or make any use of at any time either during or subsequent to my employment, any Inventions (as hereinafter defined), trade secrets and confidential information, knowledge, data or other information of the Company relating to products, processes, know-how, techniques, methods, designs, formulas, test data, customer lists, business plans, marketing plans and strategies, pricing strategies, or other subject matter pertaining to any business of the Company or any of its affiliates, which I may produce, obtain, or otherwise acquire during the course of my employment, except as herein provided. I further agree not to deliver, reproduce or in any way allow any such trade secrets, confidential information, knowledge, data or other information, or any documentation relating thereto, to be delivered to or used by any third parties without specific direction or consent of a duly authorized representative of the Company.

2.   Conflicting Employment; Return of Confidential Material.
     -------------------------------------------------------

     I agree that during my employment with the Company I will not engage in any other employment, occupation, consulting or other activity relating to the business in which the Company is now or may hereafter become engaged, or which would otherwise conflict with my obligations to the Company. In the event my employment with the Company terminates for any reason whatsoever,

I agree to promptly surrender and deliver to the Company all records, materials, equipment, drawings, computer disks, documents and data of which I may obtain or produce during the course of my employment, and I will not take with me any description containing or pertaining to any confidential information, knowledge or data of the Company which I may produce or obtain during the course of my employment.

3.   Assignment of Inventions.
     ------------------------

     3.1 I hereby acknowledge and agree that the Company is the owner of all Inventions. In order to protect the Company's rights to such Inventions, by executing this Agreement I hereby irrevocably assign to the Company all my right, title and interest in and to all Inventions to the Company.

     3.2 For purposes of this Agreement, "Inventions" shall mean all discoveries, processes, designs, methods, techniques, technologies, devices, or improvements in any of the foregoing or other ideas, whether or not patentable or copyrightable and whether or not reduced to practice, made or conceived by me (whether solely or jointly with others) during the period of my employment with the Company which relate in any manner to the actual or demonstrably anticipated business, work, or research and development of the Company, or result from or are suggested by any task assigned to me or any work performed by me for or on behalf of the Company.

     3.3 Any discovery, process, design, method, technique, technology, device, or improvement in any of the foregoing or other ideas, whether or not patentable or copyrightable and whether or not reduced to practice, made or conceived by me (whether solely or jointly with others) which I develop entirely on my own time not using any of the Company's equipment, supplies, facilities, or trade secret information ("Personal Invention") is excluded from this Agreement provided such Personal Invention (i) does not relate to the actual or demonstrably anticipated business, research and development of the Company, and (ii) does not result, directly or indirectly, from any work performed by me for or on behalf of the Company.


4.   Disclosure of Inventions.
     ------------------------

     I agree that in connection with any Invention, I will promptly disclose such Invention to the Board of Directors or the Executive Committee of the Company in order to permit the Company to enforce its property rights to such Invention in accordance with this Agreement. My disclosure shall be received in confidence by the Company.

5.   Patents and Copyrights; Execution of Documents.
     ----------------------------------------------

     5.1 Upon request, I agree to assist the Company or its nominee (at its expense) during and at any time subsequent to my employment in every reasonable way to obtain for its own benefit patents and copyrights for Inventions in any and all countries. Such patents and copyrights shall be and remain the sole and exclusive property of the Company or its nominee. I agree to perform such lawful acts as the Company deems to be necessary to allow it to exercise all right, title and interest in and to such patents and copyrights.

     5.2 In connection with this Agreement, I agree to execute, acknowledge and deliver to the Company or its nominee upon request and at its expense all documents, including assignments of title, patent or copyright applications, assignments of such applications, assignments of patents or copyrights upon issuance, as the Company may determine necessary or desirable to protect the Company's or its nominee's interest in Inventions, and/or to use in obtaining patents or copyrights in any and all countries and to vest title thereto in the Company or its nominee to any of the foregoing.

6.   Maintenance of Records.
     ----------------------

     I agree to keep and maintain adequate and current written records of all Inventions made by me (in the form of notes, sketches, drawings and other records as may be specified by the Company), which records shall be available to and remain the sole property of the Company at all times.

7.   Prior Inventions.
     ----------------

     It is understood that all Personal Inventions, if any, whether patented or unpatented, which I made prior to my employment by the Company, are excluded from this Agreement. To preclude any possible uncertainty, I have set forth on Schedule A attached hereto a complete list of all of my prior Personal Inventions, including numbers of all patents and patent applications and a brief description of all unpatented Personal Inventions which are not the property of a previous employer. I represent and covenant that the list is complete and that, if no items are on the list, I have no such prior Personal Inventions. I agree to notify the Company in writing before I make any disclosure or perform any work on behalf of the Company which appears to threaten or conflict with proprietary rights I claim in any Personal Invention. In the event of my failure to give such notice, I agree that I will make no claim against the Company with respect to any such Personal Invention.

8.   Other Obligations.
     -----------------

     I acknowledge that the Company from time to time may have agreements with other persons, companies, entities, the U.S. Government or agencies thereof, which impose obligations or restrictions on the Company regarding inventions made during the course of work thereunder or regarding the confidential nature of such work. I agree to be bound by all such obligations and restrictions and to take all action necessary to discharge the Company's obligations.

9.   Trade Secrets of Others.
     -----------------------

     I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep confidential proprietary information, knowledge or data acquired by me in confidence or in trust prior to my employment with the Company, and I will not disclose to the Company, or induce the Company to use, any confidential or proprietary information or material belonging to any previous employer or others. I agree not to enter into any agreement either written or oral in conflict herewith.

10.  Modification.
     ------------

     I agree that any subsequent change or changes in my employment duties, salary or compensation or, if applicable, in any Employment Agreement between the Company and me, shall not affect the validity or scope of this Agreement.

11.  Arbitration.
     -----------

     Any dispute concerning this Agreement including, but not limited to, its existence, validity, interpretation, performance or non-performance, arising before or after termination or expiration of this Agreement, shall be settled by a single arbitrator in Philadelphia, Pennsylvania, in accordance with the expedited procedures of the commercial rules then in effect of the American Arbitration Association. Judgment upon any award may be entered in the highest court, state or federal, having jurisdiction. The cost of such arbitration shall be borne equally between the parties thereto unless otherwise determined by such arbitration panel.

12.  Binding Effect.
     --------------

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives and successors.

13.  Interpretation.
     --------------

     IT IS THE INTENT OF THE PARTIES THAT in case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. MOREOVER, IT IS THE INTENT OF THE PARTIES THAT if any provision of this Agreement is or becomes or is deemed invalid, illegal or unenforceable or in case any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, such provision shall be construed by amending, limiting and/or reducing it to conform to applicable laws so as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the parties, it shall be stricken and the remainder of this Agreement shall remain in full force and effect.

14.  Waivers.
     -------

     No waiver of any right under this Agreement shall be deemed effective unless contained in a writing signed by the party charged with such waiver, and no waiver of any right arising from any breach or failure to perform shall be deemed to be a waiver of any future such right or of any other right arising under this Agreement.

15.  Entire Agreement; Modification.
     ------------------------------

     This Agreement constitutes the entire agreement between the parties and supersedes any prior oral or written communications, representations, understandings or agreements concerning the subject matter hereof with the Company or any officer or representative thereof. This Agreement may be amended, modified, or certain provisions waived only by a written instrument signed by the parties hereto, upon authorization of the Company's Board of Directors.

16.  Headings.
     --------

     The headings of the Sections contained in this Agreement are inserted for convenience and reference only and in no way define, limit, extend or describe the scope of this Agreement, the intent of any provisions hereof, and shall not be deemed to constitute a part hereof nor to affect the meaning of this Agreement in any way.

17.  Counterparts.
     ------------

     This Agreement may be signed in two counterparts, each of which shall be deemed an original and both of which shall together constitute one agreement.

18.  Governing Law.
     -------------

     This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania.

19.  Notices.
     -------

     All notices, requests, demands and communications which are or may be required to be given hereunder shall be deemed given if and when sent by registered or certified mail, return receipt requested, postage prepaid, to the following addresses:

     If to the Company:  RYKA INC.
                         555 South Henderson Road
                         King of Prussia, PA  19406
                         Attention:  Michael G. Rubin, C.E.O.
                         ---------

With a copy to:          David S. Mandel, Esquire
                         Astor Weiss Kaplan & Rosenblum
                         The Bellevue, Sixth Floor
                         200 South Broad Street
                         Philadelphia, PA  19102

     If to Employee:     Kathryn Bednarski
                         276 Forrest Lane
                         Boulder, Colorado, 80302



                              EMPLOYEE:

  4/11/97                      /s/ Kathryn Bednarski
_________________             --------------------------------
DATE                          KATHRYN BEDNARSKI



Accepted and Agreed:

RYKA INC.

    /s/ Michael Rubin                       4/11/97
By:________________________                ___________
                                            DATE

                                  SCHEDULE A
                                  ----------



                           LIST OF PRIOR INVENTIONS


                                      OF

                               KATHRYN BEDNARSKI



Title               Date                 Identifying Number or
-----               ----                   Brief Description
                                         ---------------------



                              NONE

                                FROM THE C.E.O.
                                 Michael Rubin

YUKON                    APEX                     RYKA           KPR SPORTS
--------------------------------------------------------------------------------


TO:    Kate Bednarski

DATE:  September 5, 1997


This is to conform our conversation of last week concerning the bonus program for both you and Patrice Thramer.

Currently, your bonus is structured so that you receive 1/2% of Ryka sales over $25 million and Patrice's contract calls for her to receive her bonus for Ryka sales over $30 million. We have agreed to amend both your's and Patrice's bonus structure to take affect $3 million less than final sales figures for 1998. Therefore, if sales are $24 million, your bonuses will take affect at $21 million, if sales are $21 million, your bonuses will take affect at $18 million.

With regards to your car allowance, you will be provided $600 per month, to be paid directly to you, and all expenses for the car will be yours, effective January 1, 1998.

Please sign below denoting your agreement to the above mentioned, and fax back to me. We will amend both your's and Patrice's contract immediately upon receipt of your signed acceptance.


Accepted by:

/s/ Kate Bednarski
Kate Bednarski